EXHIBIT (a)(1)(vi)

PRE-PAID LEGAL SERVICES, INC.
Offer to Purchase for Cash up to
1,000,000 Shares of Its Common Stock
at a Fixed Purchase Price of $35.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2006,
UNLESS THE OFFER IS EXTENDED

To the Participants in the Pre-Paid Legal Service, Inc. Associate Investment Club (“Investment Club”):

General

Upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 5, 2006, Pre-Paid Legal Services is offering to purchase up to 1,000,000 shares of its common stock, $.01 par value per share, at a price of $35.00 per share, net to the seller in cash, without interest. This offer is being extended to all of Pre-Paid Legal Services’ stockholders. The offer is also being extended to all Participants in the Investment Club whose accounts are invested in our common stock.

Your account in the Investment Club includes an investment in shares of our common stock. As a participant in the Investment Club, you may tender in the offer shares held on your behalf in your Investment Club account. The maximum number of shares that you can tender in the offer (unless you own shares outside of the Investment Club) is the number of shares that are held in your Investment Club account as of 5:00 P.M., Central time, on June 26, 2006, 2006 (the “Determination Date”). You will not be able to tender shares in excess of the number of shares that are held in your Investment Club account on the Determination Date, even if additional shares are credited to your Investment Club account after the Determination Date. For your information only, the enclosed Direction Form shows the number of shares held in your Investment Club account on the Determination Date.

You must follow the instructions in this letter to instruct the Investment Club to tender on your behalf some or all of the shares held in your Investment Club account on the Determination Date. Failure to follow these instructions properly may make you ineligible to tender any of the shares held in your Investment Club account in the offer. In accordance with your instructions, the managers will tender shares in your Investment Club account on your behalf. You must use the accompanying Direction Form to instruct the Investment Club whether to tender.

If you fail to properly complete and timely deliver a Direction Form, shares in your account will not be tendered.

Price and Proration

All shares validly tendered and not withdrawn on or prior to the expiration date, as defined in Section 1 of the Offer to Purchase, will be purchased at the purchase price, subject to the terms and conditions of the offer, including the proration, conditional tender and odd lot provisions. See Sections 1, 2 and 6 of the Offer to Purchase.

Upon the terms and subject to the conditions of the offer, if, at the expiration of the offer, more than 1,000,000 shares are validly tendered and not withdrawn, We will buy shares (i) first from stockholders who owned of record or beneficially an aggregate of fewer than 100 shares who properly tender all their shares, (ii) second, on a pro rata basis, from all other stockholders who properly tender their shares , and do not withdraw them prior to the expiration of the offer, other than stockholders who tender conditionally, and for whom the condition is not satisfied, and (iii) if necessary, shares conditionally tendered, for which the condition was not satisfied, selected by random lot. If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See Sections 1, 2 and 6 of the Offer to Purchase. All shares not purchased pursuant to the offer, including shares not purchased because of proration or because they were conditionally tendered and not accepted for purchases, will be returned to the tendering stockholders at our expense promptly following the expiration date.

Our offer is being made solely upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. The offer is being made to all holders of shares of our common stock. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the offer or acceptance of the offer would not be in compliance with the securities laws of that jurisdiction.

Because the terms and conditions of the Offer to Purchase and Letter of Transmittal will govern the tender of shares held in the Investment Club, you should read these documents carefully before making any decision regarding the offer. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR INVESTMENT CLUB ACCOUNT.

Proceeds of Tender Offer

If you tender shares, and your shares are purchased, the tender proceeds will promptly be mailed to you by the Investment Club.

If you tender all of your shares held on your behalf by the Investment Club, such sale will not affect any future purchases that may be thereafter made on your behalf pursuant to any existing authorization you have given the Investment Club. If you wish to cease further future purchases, you will need to follow the procedures of the Investment Club for revoking such authority.

Direction Form

To direct the Investment Club to tender any or all of the shares held on your behalf in your Investment Club account, you must complete the enclosed Direction Form and return it to the UMB Bank, who has been appointed by the Company to tabulate participant directions as included in the Direction Form.

If you have any questions concerning the offer or the tender of shares held in your Investment Club account, please contact Janice Stinson at (580) 436-7406 or Georgeson Shareholder Communications, Inc., the information agent for the offer, toll-free at (866) 828-4305.

Certain Considerations

When considering whether or not to participate in the offer, it is important that you note the following:

1.
If UMB Bank has not received your Direction Form at least two (2) business days before the expiration of the offer, the Investment Club will not tender any shares held on your behalf in the Investment Club. The offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on August 2, 2006, unless the offer is extended. Consequently, your Direction Form must be received by UMB Bank no later than 5:00 P.M., New York City time, on July 31, 2006, to allow sufficient time to process the instructions of Participants.

2.	Shares held in your Investment Club account may only be tendered at $35.00 per share.

3.
Our Board of Directors has approved the making of the offer. However, neither Pre-Paid Legal Services nor our Board of Directors nor the Investment Club or the information agent is making any recommendation as to whether you should tender or refrain from tendering your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender.

4.
As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you deliver a Direction Form to tender some or all of the shares held in your Investment Club account, and you subsequently decide to change your instructions or withdraw your tender of shares, you may do so by submitting a new Direction Form. However, the new Direction Form will be effective only if it is received by the UMB Bank on or before 5:00 P.M., New York City time, on July 31, 2006, two (2) business days before the expiration of the offer. The offer is scheduled to expire at 5:00 P.M., New York City time, on August 2, 2006, subject to extension. Upon receipt of a timely submitted new Direction Form, your previous instructions to tender the shares will be deemed canceled. If you send a new Direction Form to UMB Bank to withdraw from tender the shares held on your behalf in your Investment Club account, you may later re-tender those shares by submitting another Direction Form so long as it is received by the UMB Bank at least two (2) business days before the expiration of the offer. Additional Direction Forms may be obtained from Janice Stinson 580-436-7406 at our offices or the information agent at (866) 828-4305.

Conditional Tenders

Under certain circumstances, we may prorate the number of shares purchased in the offer. A participant in the Investment Club may tender shares subject to the condition that a specified minimum number of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in the Direction Form. In that box, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased. After the offer expires, if more than 1,000,000 shares are properly tendered and not withdrawn and we must prorate acceptance of and payment for tendered shares, we will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not withdrawn. If the effect of this preliminary proration would be to reduce the number of shares to be purchased from any participant below the minimum number specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in Section 6 of the Offer to Purchase.

IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM ELECTING TO TENDER YOUR SHARES, BUT DO NOT INDICATE THE NUMBER OF SHARES HELD IN YOUR INVESTMENT CLUB ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE TENDERED ALL OF YOUR SHARES, AND THE INVESTMENT CLUB WILL TENDER ALL OF THE SHARES HELD IN YOUR INVESTMENT CLUB ACCOUNT ON THE DETERMINATION DATE.

PRE-PAID LEGAL SERVICES, INC.
ASSOCIATE INVESTMENT CLUB

DIRECTION FORM
WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
BY
PRE-PAID LEGAL SERVICES, INC.
FOR
UP TO 1,000,000 SHARES OF ITS COMMON STOCK
DATED JULY 5, 2006

The undersigned acknowledges receipt of the Letter to the Participants in the Pre-Paid Legal Service, Inc. Associate Investment Club (the “Investment Club”), the Offer to Purchase, dated July 5, 2006, and the related Letter of Transmittal in connection with the offer by Pre-Paid Legal Services, Inc., an Oklahoma corporation, to purchase up to 1,000,000 shares of its common stock, $.01 par value per share.

These instructions will authorize the Investment Club to tender a number of shares allocated to your Investment Club account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase.

The maximum number of shares that you can tender in the offer (unless you own shares outside of the Investment Club) is the number of shares that are held in your Investment Club account as of 5:00 P.M. Central time, on June 26, 2006 (the “Determination Date”). You will not be able to tender shares in excess of the number of shares that are held in your Investment Club account on the Determination Date, even if additional shares are credited to your Investment Club account after the Determination Date. The number of shares held in your account on the Determination Date is set forth below.

Complete and send this Direction Form in the Enclosed Envelope to:

By Mail: Pre-Paid Legal c/o UMB Bank P. O. Box 859208 Braintree, MA 02185-9208	By Overnight Courier: Pre-Paid Legal c/o UMB Bank 161 Bay Street Drive Braintree, MA 02184

If you fail to complete and deliver a Direction Form, shares in your account will not be tendered.

(1)  Tender

The undersigned hereby instructs you:
☐ to tender to Pre-Paid Legal Services at the offered price of $35.00 per share the number of shares indicated below, at the price per share indicated below, pursuant to the terms and subject to the conditions of the Offer.

☐ Aggregate number of shares to be tendered for me:  ____________ shares

(2)  Odd lots (see Instruction 9 on Letter of Transmittal)

☐ Check here ONLY if you are the beneficial owner of an aggregate of fewer than 100 shares in the Associate Investment Club, all of which are being tendered.

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

(3)  Conditional tender (See Section 6 in the Offer to Purchase)

You may condition the tender of your shares upon the purchase by Pre-Paid Legal Services of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by Pre-Paid Legal Services, none of the shares tendered hereby will be purchased. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.

☐ Check here and complete the following if your tender is conditional on Pre-Paid Legal Services purchasing all or a minimum number of your tendered shares.

Minimum number of shares that must be purchased, if any are purchased: ____________ shares

If, because of proration, the minimum number of shares designated will not be purchased, Pre-Paid Legal Services may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.

☐ Check here if you are tendering all of the shares allocated to your Investment Club account on the Determination Date.

(4)  Signature

Dated: ____________ 2006	Address: ______________________

Signature: ________________________	City, State, Zip: _________________

Print Name: _______________________	Phone Number: (___) ______________

You must also complete the Substitute Form W-9 below.

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ALL TENDERING HOLDERS MUST COMPLETE THE FOLLOWING

PAYOR’S NAME: UMB BANK n.a.
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service PAYOR’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (“TIN”)
PART 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT
THE RIGHT AND CERTIFY BY SIGNING AND DATING
BELOW:

Name:_____________________________________________

Address:___________________________________________

City, State, Zip Code:__________________________________

Social Security Number OR Employer Identification Number: ______________

PART 2 - CERTIFICATION
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN(or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because: (a) am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest on dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).
For Payees exempt from back-up withholding, check the Exempt box below: ☐ Exempt

CERTIFICATION INSTRUCTIONS-- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed guidelines.) The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	Signature:__________________________________________	Date:__________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE SEE THE LETTER OF TRANSMITTAL FOR ADDIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part I of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a correct taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature: ____________________________ Date: ___________

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